EX-99.77I NEW SECUR

SUB-ITEM 77I:  Terms of new or amended securities

The Smead Value Fund (the “Fund”) issued a new class of shares, Advisor Class shares, and renamed the existing class as Investor Class shares.  The Advisor Class shares did not commence operations and was subsequently closed on October 28, 2009.  Effective December 7, 2009, the Fund issued a new class of shares, Institutional Class shares which commenced operations on December 18, 2009.  The Rule 18f-3 Plan was previously filed with Registrant's Post-Effective Amendment No. 108 to its registration statement on Form N-1A, filed on September 18, 2009, and is incorporated by reference.